Exhibit 99.1

NEWS RELEASE

Yak Communications Reports Restated Earnings and Balance Sheet Adjustments for

Financial Periods for the Year Ended June 30, 2005 and for the First and Second Quarters Ended

September 30 and December 31, 2005

Toronto, Canada and Miami, Florida, April 21, 2006 – Yak Communications Inc. (NASDAQ: YAKC) today announced that it filed Amendment No. 2 to its Annual Report on Form 10-K for the year ended June 30, 2005 and two Amendments to its Quarterly Reports on Form 10-Q for the first and second quarters ended September 30 and December 31, 2005, respectively, to correct certain accounting errors and disclosure deficiencies in its previously issued public filings.

The Company has restated its amended reported financial statements and accompanying notes to correct for the following errors and deficiencies (unless specifically stated below, there was no effect on the net income, earnings per share, assets, liabilities, and shareholder’s equity for the respective periods):

•	To correct for the misapplication of SFAS 133, SFAS 150 and EITF 00-19 related to the 2004 issuance of detachable warrants. These instruments have now been classified as a liability in accordance with the application of the provisions of the respective accounting standards. As a result of this error, liabilities at June 30, 2004 were understated by $1.676 million and shareholders’ equity was overstated by the same amount. As a result of this error at June 30, 2005, liabilities were understated by $1.093 million and shareholder’s equity was overstated by the same amount. As a result of a decrease in the value of the warrants since issuance and a related breach of the warrant and registration rights agreement, the net income of the Company for fiscal 2004 and 2005 were previously understated by $497,000 and $583,000, or $0.05 per share and $0.05 per share, respectively;

•	To correct for disclosure deficiencies under SFAS 131 (segment disclosures);

•	To correct for disclosure deficiencies under SFAS 109 (income tax statutory rate reconciliation);

•	To correct for errors in its Cash Flow Statements for the fiscal years 2003, 2004 and 2005 (foreign currency conversions and error from gain on settlement). For the fiscal year ending June 30, 2005, the cash flows from operating and investing activities were understated by $221,000 and $245,000, respectively, while the cash flows from financing activities and the effect of exchange rate changes on cash and cash equivalents were overstated by $332,000 and $134,000, respectively. For the fiscal year ending June 30, 2004, the cash flows from operating and investing activities were overstated by $31,000 and $617,000, respectively, while the effect of exchange rate changes on cash and cash equivalents was understated by $648,000. For fiscal year ending June 30, 2003, the cash flows from operating and financing activities and the effect of exchange rate changes on cash and cash equivalents were overstated by $289,000, $4,000 and $27,000, respectively, while the cash flow from investing activities was understated by $320,000. There was no effect on the net income, earnings per share, assets, liabilities, and shareholders’ equity; and

•	To correct for the misclassification of financing expenses related to assignment of accounts receivable for 2003, 2004 and 2005 and the enhancement of disclosure of factored accounts receivable. The effect of this misclassification was an overstatement of operating expenses and understatement of income from operations for the years ending 2003, 2004 and 2005 in the amount of $499,000, $514,000 and $429,000, respectively. The effect of the enhanced disclosure was a reclassification of a portion of the accounts receivable balance that was factored. The reduction in accounts receivable which has been reclassified for the years ended June 30, 2003 and 2004 was in the amount of $6.177 million and $8.271 million, respectively.

The table below summarizes the corrected errors and the effect such errors had on the results of the Company’s operations for the fiscal periods in question (all amounts in thousands except per share amounts):

	For the year-ended June 30, 2003		For the year-ended June 30, 2004		For the year ended June 30, 2005		For the six months ended December 31, 2005
	Previous Filing	Current Filing	Previous Filing	Current Filing	Previous Filing	Current Filing	Previous Filing	Current Filing
	$	$	$	$	$	$	$	$
Revenue	40,404	40,404	80,802	80,802	92,700	92,700	47,537	47,537
Income from Operations	5,531	6,030	8,381	8,985	5,363	5,792	2,650	2,650
Net Income	3,489	3,489	4,969	5,466	4,180	4,763	1,181	1,509
Earnings per share	0.37	0.37	0.46	0.51	0.32	0.37	0.09	0.12
Total Assets	26,744	26,744	53,650	53,650	51,248	51,248	48,818	48,818
Total Liabilities	21,016	21,016	26,326	28,002	18,404	19,497	13,907	14,672
Total Shareholders’ Equity	5,728	5,728	27,324	25,648	32,844	31,751	34,911	34,146
Cash from (used in) operating activities	7,004	6,715	12,139	12,108	1,179	2,564	(2,722)	(2,713)
Cash from (used in) investing activities	(5,115)	(4,795)	(10,191)	(10,808)	(7,076)	(6,831)	(1,894)	(2,071)
Cash from (used in) financing activities	2,561	2,557	15,567	15,567	(1,282)	(1,614)	(645)	(666)
Effect of exchange rate changes on cash and cash equivalents	410	383	(809)	(161)	1,781	483	62	251

The Company has determined that a control deficiency existed with respect to the Company’s internal controls over financial reporting related to the above-referenced accounting matters. Accordingly, the Company concluded that its disclosure controls and procedures as of the fiscal periods in question were not effective and this control deficiency constituted a material weakness in its internal control over financial reporting as of such periods.

In its April 11, 2006 press release, the Company announced the anticipated restatements and cautioned investors and other users of the Company’s public filings with the SEC not to rely on the Company’s financial statements in question, to the extent such public filings are affected by the accounting issues described above until the Company has restated and reissued its results for the applicable periods.

“These amendments were necessary because we determined that we did not satisfy certain accounting treatment standards as described in our amended filings and this press release. We will continue evaluating our disclosure controls and procedures and seek to implement, on a timely basis, changes to our disclosure controls and procedures that may be necessary to strengthen our finance function to make our control environment stronger,” said Charles Zwebner, Chief Executive Officer of the Company.

About Yak Communications Inc.

Yak Communications Inc. (NASDAQ:YAKC - News) is an Integrated Communications Provider (ICP) offering a full array of long distance (1+, toll free and dial-around), local lines, travel cards, cellular long distance, data services, and broadband voice (VoIP) to residential and small businesses in North America over high speed internet access. Yak currently serves approximately 900,000 customers for its traditional telecom services. For more information, visit www.yak.com.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and, Section 21E of the Exchange Act, as amended that are based on management’s exercise of business judgment as well as assumptions made by and information currently available to management. When used in this document, the words “may,” “will,” “anticipate,” “believe,” “estimate,” “expect,” “intend” and words of similar import, are intended to identify any forward-looking statements. You should not place undue reliance on these forward-looking statements. These statements reflect our current view of future events and are subject to certain risks and uncertainties as noted in our securities and other regulatory filings. These factors, risks and uncertainties include, without limitation, the results of the audit and review processes performed by our independent auditors with respect to any restatement of our historic financial statements, material weaknesses in certain internal controls which may not be promptly corrected, our success in integrating the operations of any newly-acquired businesses, and associated reduction in costs, the successful implementation of its business plans including growth of existing product offerings, strategic acquisitions and development of broadband telephony products, the successful integration of new management team members, continued and increased demand for its services, the successful deployment of new equipment and realization of material savings there from, competition from larger and/or more experienced telecommunications providers, its ability to continue to develop its markets, general economic conditions, changes in governmental regulation, and other factors that may be more fully described in our literature and periodic filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results could differ materially from those anticipated in these forward-looking statements. We undertake no obligation and do not intend to update, revise or otherwise publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance that our expectations will materialize. Many factors could cause actual results to differ materially from our forward-looking statements.

Contact:

Paul Broude

Principal Financial Officer

1-647-722-7091

pbroude@yak.ca

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